Exhibit 99.1

NexMetals Reports Metallurgical Results Confirming Separate High Grade Saleable Cu-Ni-PGE Concentrates and

Demonstrating Improved Recoveries at Selkirk

Vancouver, British Columbia, April 27, 2026 – NexMetals Mining Corp. (TSXV: NEXM) (Nasdaq: NEXM) (the “Company” or “NEXM”) is pleased to provide an update on ongoing metallurgical work at its Selkirk Project (“Selkirk”) in Botswana. Selkirk is a past-producing, advanced-stage nickel-copper-platinum group elements (“PGEs”) project supported by multiple historical economic studies for open pit extraction.

Highlights, What This Means:

●	Validated Processing Pathway: Initial Locked Cycle Tests (“LCT”) results using large diameter core from the 2025 drill program confirm the ability to produce separate copper and nickel concentrates, supporting a viable alternative to historical bulk concentrate production.

●	Strong Metallurgical Results: Copper concentrate achieved 81% recovery at a high 30.2% Cu grade with minimal Ni content (0.62%), while nickel concentrate delivered 10.9% Ni at 54.4% recovery.

When compared to the concentrate parameters used in the 2024 Mineral Resource Estimate (the “2024 MRE”):

○	Copper recovery in copper concentrate increased 16%, from 70.0% to 81.3%

○	Copper losses to tailings cut by 56%, from 26.2% to 11.4%

○	Nickel concentrate grade jumped 60%, from 6.8% to 10.9%

○	Copper concentrate grade held firm at ~30%

○	Gold, Silver and Cobalt are expected to be payable in the Copper and Nickel concentrates respectively

●	Unlocking Additional Value: PGEs, along with gold, cobalt and silver, which were not comprehensively assayed historically, are now being evaluated, with silver and cobalt being assessed for the first time. These additional metals have the potential to provide meaningful incremental upside to overall project economics.

●	Advancing Toward the Updated MRE (the “New MRE”): With recent re-sampling complete (see news release dated March 19, 2026), the New MRE for Selkirk, which will include the LCT results, is underway with completion expected in Q2 2026.

Next Steps

●	Complete additional flowsheet development testwork to further improve recoveries and concentrate quality

●	Integrate metallurgical and re-assay results into the New MRE

Sean Whiteford, CEO of the Company, commented: “Selkirk is an advanced, past-producing asset that we believe remains underappreciated, and hence undervalued, in today’s market. These metallurgical results announced today mark a major step toward unlocking that value.

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We are seeing strong step-changes across key metrics compared to the 2024 MRE: copper recovery has increased to over 81%, nickel concentrate grade has increased to 10.9%, and total palladium recovery has increased to 78% from 59%. At the same time, copper losses to tailings have been cut by more than half, highlighting the efficiency of the process.

Beyond the core metals, this work is also uncovering additional value from metals that were not comprehensively assayed in historical datasets, including PGEs, cobalt and silver which have the potential to provide meaningful incremental upside to overall project economics. Combined with strong resource continuity and expansion potential, we believe Selkirk is increasingly emerging as a compelling development opportunity, all in the context of rising commodity prices.

Upon completion of the New MRE, the Company expects to be positioned to evaluate a range of commercial options for Selkirk, which could include options such as potential partnerships, a spin-out, or advancement toward an economic study, building on ongoing value creation and defining a clear pathway to realizing full value for shareholders.”

Results of the Selkirk LCT are summarized in Table 1 below.

Table 1: 2026 LCT Metallurgical Results - Blue Coast Research with Large Diameter HQ Core

2026 Blue Coast Research with Large Diameter HQ Core
Product	Assays								Recoveries (%)
	Mass %	Cu %	Ni %	Pt (g/t)	Pd (g/t)	Au (g/t)	Ag (g/t)	Co (%)	Cu	Ni	Pt	Pd	Au	Ag	Co
Calculated Head Grade	100	0.26	0.24	0.09	0.42	0.04	1.26	0.01	100.0
Cu Cleaner 3 Conc	0.70	30.2	0.62	1.91	36.2	3.0	78.7	0.04	81.3	1.8	15.0	60.1	53.1	43.5	1.8
Ni Cleaner 3 Conc	1.21	1.54	10.9	3.05	6.26	0.62	18.6	0.61	7.2	54.4	41.3	18.0	19.0	17.7	53.2
Total Expected Payable		31.6	10.9	4.96	42.3	3.00	96.3	0.61	88.5	54.4	56.3	78.1	53.1	61.2	53.2
Total Loss in Tails	98.1			—					11.4	43.8	34.2	16.1	27.9	38.8	45

*Payabilities based on industry standards

Table 2: 2024 MRE Inputs

2024 MRE Inputs
Product	Assays					Recoveries (%)
	Mass %	Cu %	Ni %	Pt (g/t)	Pd (g/t)	Cu	Ni	Pt	Pd
Calculated Head Grade	100.0	0.38	0.30	0.14	0.62	100.0
Cu Conc	0.99	30.0	0.34	3.16	31.47	70.0	1.0	20.0	45.0
Ni Conc	2.94	0.55	6.8	2.06	3.28	3.8	60.0	39.0	14.0
Total Loss in Tails	96.07	—	—	—	—	26.2	39	41	41

Prior to the acquisition of Selkirk, concept level metallurgical studies were completed to confirm that saleable concentrates could be produced (see news release dated August 24, 2022). This was a necessary step because previous economic studies were designed to produce a low-grade bulk concentrate and use the BCL smelter in Selebi Phikwe for beneficiation. Additional work was completed in 2023, with these later results used in the 2024 MRE (see the 2025 Technical Report and Table 2). This new phase of flotation testwork at BCR Laboratories, using HQ (63.5 mm diameter) drill core from the 2025 program, has built on these results (see Table 1).

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A Locked Cycle Test (LCT) is an industry-standard bench-scale test designed to simulate the steady-state conditions of a continuous flotation circuit by recycling intermediate streams — such as cleaner tailings and middlings — back through the process in successive stages. Initial LCT results from recent flotation work confirm the ability to produce separate copper and nickel concentrates, representing a key step in establishing a revised flowsheet and further de-risking Selkirk as it advances toward a potentially accelerated path to production. Additional PGEs are now being included in the deposit model with the resampling of 17 holes in 2024 and 34 holes in 2025.

Technical Details

Approximately 700 kg of fresh diamond drill core was collected from the Selkirk mineralized zone. Sampling targeted a range of nickel tenors and provided broad spatial representation across the deposit. Three tenor-based samples were subsequently blended to produce a master composite representative of grades anticipated in the early years of a preliminary mine plan. This composite formed the basis for metallurgical testwork. The resulting feed grade averaged 0.26% Cu, 0.24% Ni, 0.08 g/t Pt, 0.39 g/t Pd, 0.04 g/t Au, 1.26 g/t Ag and 0.01% Co.

Metallurgical testwork was conducted by Blue Coast Research of Parksville, British Columbia, to evaluate processing performance of the Selkirk material. Results demonstrate that a conventional sequential flotation flowsheet can effectively generate separate, high-quality copper and nickel concentrates, while maintaining target concentrate grades and achieving strong overall metal recoveries.

At a primary grind size of 91 µm P80, followed by copper regrinding to 14 µm P80 and three stages of cleaning, a copper concentrate grading 30.2% Cu was produced, with payable precious metal credits of 1.91 g/t Pt, 36.2 g/t Pd, 3.0 g/t Au and 78.7 g/t Ag. Recoveries to the copper concentrate were 81.3% Cu, 15% Pt, 60.1% Pd, 53.1% Au and 43.5% Ag. Nickel misplacement to the copper concentrate remained low at 0.62% Ni.

The downstream nickel circuit, incorporating regrinding to 31 µm P80 and three stages of cleaning, produced a nickel concentrate grading 10.9% Ni, with associated grades of 3.05 g/t Pt and 6.26 g/t Pd, 18.6 g/t Ag and 0.61% Co. Recoveries to the nickel concentrate were 54.5% Ni, 41.3% Pt, 18.0% Pd, 17.7% Ag and 53.2% Co.

Next steps include obtaining full concentrate specifications to confirm product quality and assess the presence of any deleterious elements. In addition, mineralogical investigations will be carried out on the nickel cleaner 1 and rougher tailings to better define nickel deportment and liberation characteristics. These results will inform targeted flotation optimization strategies aimed at improving overall nickel recovery.

The current test program is considered appropriate to support a future Preliminary Economic Study. Further optimization and variability testing are planned to refine process parameters, inform mine sequencing, and support evaluation of a potential project restart.

Re-Assaying and Resource Upside

In parallel, the Company completed its re-assaying and resampling program, the results of which were announced in a press release dated March 19, 2026, which confirmed strong grade continuity across the Selkirk system and identified areas of potential resource expansion. These results, together with the ongoing metallurgical program, are expected to support the New to the MRE for Selkirk and further strengthen the development case for Selkirk.

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Qualified Person

All scientific and technical information in this news release has been reviewed and approved by Renee Goold, P. Eng. of Fuse Advisors and Sharon Taylor, VP Geophysics of the Company, MSc, P.Geo, and a “qualified person” for the purposes of National Instrument 43-101 and Subpart 1300 of Regulation S-K. Sharon Taylor has verified the data collection disclosed in this news release, including the sampling, analytical and test data underlying the disclosure, through multiple visits to drill sites and sample preparation facilities, assessment and oversight of sample preparation protocols, and review of the QA/QC procedures applied to analytical results received from ALS Chemex. No limitations or failures to verify were identified that could materially affect the results. Renee Goold has verified the metallurgical results through multiple visits to Blue Coast Research and oversight of the test sample preparation and test protocols.

Technical Report

The 2024 MRE on the Selkirk Mine is supported by the Technical Reports entitled “NI 43-101 Technical Report Selkirk Nickel Project, North East District, Republic of Botswana”, dated January 8, 2025 (with an effective date of November 1, 2024 (the “2025 Technical Report”)), and “NI 43-101 Technical Report, Selkirk Nickel Project, Northeast District, Republic of Botswana” dated April 12, 2023 (with an effective date of March 31, 2023 (the “2023 Technical Report”, and together with the 2025 Technical Report, the “Technical Reports”)) and the Technical Report Summary entitled “S-K 1300 Technical Report Summary, Selkirk Nickel Project, North East District, Republic of Botswana”, dated January 8, 2025 (with an effective date of November 1, 2024 (the “Technical Report Summary”)). Reference should be made to the full text of the Technical Reports for the assumptions, qualifications and limitations set forth therein, which were prepared in accordance with NI 43-101 and copies of which are available on SEDAR+ (www.sedarplus.ca), and the Technical Report Summary, which was prepared in accordance with Subpart 1300 of Regulation S-K and is available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (the “SEC”) on EDGAR (www.sec.gov), in each case, under the Company’s issuer profile.

Quality Control

The Selkirk metallurgical drill program was completed by Discovery Drilling using a Boyles 56 machine. Drill core samples are HQ (63.5 mm diameter) that were sawn in half with one half sawn in half again to produce quartered core. Selected portions of the remaining core were sent to Blue Coast Research for metallurgical flotation studies with the reminder retained for reference purposes. The quartered core samples submitted to the lab were generally 1 metre in length. Sample preparation and lab analysis was completed at ALS Chemex in Johannesburg, South Africa. Commercially prepared blank samples and certified Cu/Ni sulphide analytical control standards with a range of grades are inserted in every batch of 20 samples or a minimum of one set per sample batch. Analyses for Ni, Cu and Co are completed using a peroxide fusion preparation and ICP-AES finish (ME-ICP81). Analyses for Pt, Pd, and Au are by fire assay (30 grams nominal sample weight) with an ICP-AES finish (PGM-ICP23). Blue Coast Research and SGS Minerals Lakefield are accredited to the requirements of ISO/IEC 17025 for specific tests as listed on their scope of accreditation, including geochemical, mineralogical, and trade mineral tests.

About NexMetals Mining Corp.

NexMetals Mining Corp. is a TSX.V and NASDAQ listed mineral exploration and development company focused on redeveloping the past-producing Selebi and Selkirk copper-nickel-cobalt-platinum group element mines in Botswana. NexMetals has confirmed the scale of mineralization is larger than historical estimates, supported by NI 43-101- and Regulation S-K 1300-compliant resource estimates, with ongoing down-hole geophysics, drilling, and metallurgical programs aimed at expanding resources and supporting future economic studies. The Company is led by an experienced management and technical team with a proven track record in global mineral projects, emphasizing disciplined execution, transparent governance, and long-term stakeholder value creation.

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For further information about NexMetals Mining Corp., please contact:

Sean Whiteford

CEO

info@nexmetalsmining.com

1-866-NEXM (6396)

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Neither the TSX Venture Exchange and its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) nor the Nasdaq Stock Market LLC accepts responsibility for the adequacy or accuracy of this news release. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking information”) based on expectations, estimates and projections as at the date of this news release. Forward-looking information involves risks, uncertainties and other factors that could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information. For the purposes of this release, forward looking information includes, but is not limited to, the implementation of the objectives, goals and future plans of the Company including the potential overall project economics for Selkirk and its emergence as a compelling development opportunity; the potential of expanding the mineral resource at Selkirk; the anticipated release of the New MRE in Q2 2026; the expected ability to produce separate copper and nickel concentrates supporting a viable alternative to historical bulk concentrate production; the expected payability of silver and cobalt in copper and nickel concentrates, respectively; the potential of PGES, gold, cobalt and silver to provide meaningful incremental upside to overall project economics; the timing and completion of additional flowsheet development testwork to further improve recoveries and concentrate quality; the potential for a potentially accelerated path to production through a revised flowsheet; the potential commercial options available to the Company regarding Selkirk, including potential partnerships, a spin-out, or advancement toward an economic study. These forward-looking statements, by their nature, require the Company to make certain assumptions and necessarily involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ materially from such forward-looking information include, but are not limited to, capital and operating costs varying significantly from estimates; the preliminary nature of drilling and metallurgical test results; payabilities of metals varying from expectations; the ability of exploration results to predict mineralization; the risk that the Company will not be able to expand or enhance its current mineral resource estimates; the ability of the Company to implement its drilling, geoscience and metallurgical work on its properties and work plans generally; prefeasibility or the feasibility of mine production; the feasibility of anticipated commercial options regarding Selkirk such as potential partnerships or a spin-out; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; uncertainties relating to the availability and costs of financing needed in the future; changes in equity markets; inflation; fluctuations in commodity prices; delays in the development of projects; the other risks involved in the mineral exploration and development industry; and those risks set out in the Company’s filings with the SEC and Exchange Commission on EDGAR (www.sec.gov) and public disclosure record on SEDAR+ (www.sedarplus.com), in each case, under the Company’s issuer profile. Although the Company believes that the assumptions and factors used in preparing the forward-looking information in this news release are reasonable, undue reliance should not be placed on such information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law.

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